U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Earliest Event Reported:  December 31, 2003

NEW YORK FILM WORKS, INC.

(Exact name of registrant as specified in its charter)

New York	13-3051895	New York
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)

928 Broadway, New York, New York 10010

(Address of principal executive offices) (Zip Code)

Issuer's telephone number: (212) 475-5700)

Item 5.  Other Events and Regulation FD Disclosure.

On December 31, 2003 our shareholders approved a 1 for 100 reverse split of our outstanding shares of common stock. The reverse split will permit the former shareholders of Bladon Studios Limited and Purple Haze Productions limited to exercise their warrants in order to complete the acquisitions of those companies as described in our information statement mailed to shareholders on December 11, 2003. Trading on a post-reverse-split basis will not commence until we have obtained a new trading symbol for the post-reverse-split shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK FILM WORKS, INC.

Date: January 14, 2003	By: /s/ Roger Bailey
Chief Executive Officer